As filed with the Securities and Exchange Commission on March 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of each registrant as specified in its charter)

Delaware	32-0414408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1601 Elm St. Suite #800

Dallas, Texas 75201

(214) 634-1110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Kulas

President and Chief Financial Officer

1601 Elm St. Suite #800

Dallas, Texas 75201

(214) 634-1110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard K. Kim, Esq.

Benjamin M. Roth, Esq.

Mark F. Veblen, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	245,593,555	$22.48	$5,519,715,149	$641,390.90

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices reported on The New York Stock Exchange on February 27, 2015.

PROSPECTUS

245,593,555 Shares

Santander Consumer USA Holdings Inc.

Common Stock

This prospectus relates to the resale from time to time of up to 245,593,555 shares of our common stock, par value $0.01 per share, held by the selling stockholders identified in this prospectus. We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus.

The selling stockholders may sell shares of our common stock directly or alternatively through underwriters, broker-dealers or agents it selects. These transactions may include block transactions or crosses (transactions in which the same broker acts as an agent on both sides of the trade). If the selling stockholders use an underwriter or underwriters for any offering, except to the extent otherwise set forth in a prospectus supplement, the selling stockholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholders, the number of shares of common stock set forth in the prospectus supplement for the offering. Any such underwriter(s) may offer our common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer our common stock to the public at a fixed public offering price set forth on the cover page of the prospectus supplement. If the selling stockholders use underwriters, broker-dealers or agents to sell our common stock, we will name them and describe their compensation in a prospectus supplement. For more information regarding the sales of shares of our common stock by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SC.” The last reported closing sale price of our common stock on the NYSE on February 27, 2015 was $22.53 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 2, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock described in this prospectus and in an accompanying prospectus supplement in one or more offerings.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, neither we nor the selling stockholder have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

ii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015 (SEC File No. 001-36270).

The Company is also incorporating by reference additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus or any prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Santander Consumer USA Holdings Inc.

1601 Elm St. Suite #800

Dallas, Texas 75201

Attention: Investor Relations

Tel.: (800) 493-8219

Email: investorrelations@santanderconsumerusa.com

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors,” together with the information incorporated herein or therein by reference. Among the factors that could cause our financial performance to differ materially from that suggested by the forward-looking statements are:

•	we operate in a highly regulated industry and continually changing federal, state, and local laws and regulations could materially adversely affect our business;

•	adverse economic conditions in the United States and worldwide may negatively impact our results;

•	our business could suffer if our access to funding is reduced;

•	we face significant risks implementing our growth strategy, some of which are outside our control;

•	our agreement with Chrysler Group LLC (“Chrysler”) may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement;

•	our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships;

•	our financial condition, liquidity, and results of operations depend on the credit performance of our loans;

•	loss of our key management or other personnel, or an inability to attract such management and personnel, could negatively impact our business;

•	we are subject to certain bank regulations, including oversight by the Office of the Comptroller of the Currency (the “OCC”), the Consumer Financial Protection Bureau (“CFPB”), the Bank of Spain, and the Federal Reserve, which oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and

•	future changes in our relationship with Banco Santander, S.A. (“Santander”) could adversely affect our operations.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, its actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SUMMARY

The Company

We are a full-service, technology-driven consumer finance company focused on vehicle finance and unsecured consumer lending products. We believe that, since our founding in 1995, we have achieved strong brand recognition in the nonprime vehicle finance space. We mainly originate loans indirectly through manufacturer-franchised and selected independent automotive dealers, as well as through relationships with national banks and original equipment manufacturers (“OEMs”). We also directly originate and refinance vehicle loans. In 2013, we entered into a ten-year agreement with Chrysler Group LLC (“Chrysler”) whereby we originate private-label loans and leases under the Chrysler Capital brand. With this agreement, we are now the preferred financing provider for all of Chrysler’s retail consumers, including both prime and nonprime customers. During 2014, 42% of our retail installment contract origination volume was prime, as compared to only 14% in 2012, the last full year prior to the launch of Chrysler Capital. In addition, we have several relationships through which we provide unsecured consumer loans, private label credit cards and other consumer finance products. We generate revenues and cash flows through interest and other finance charges on our loans and leases. We also earn servicing fee income on our serviced for others portfolios, which consist of loans and leases that we service but do not own and do not report on our balance sheet.

We have demonstrated significant access to the capital markets by funding our operations through securitization transactions and committed credit lines. We raised a total of over $34 billion of ABS from 2010 through 2014, and we have been the largest issuer of retail auto ABS since 2011. We have significant bank funding relationships, with third-party banks and Santander currently providing approximately $18.1 billion and $4.8 billion, respectively, in committed financing. In addition, we have flow agreements in place with Bank of America, Citizens Bank of Pennsylvania (a subsidiary of RBS Citizens Financial Group) and SBNA to fund a portion of our Chrysler Capital business. We have produced consistent, controlled growth and robust profitability in both growth periods and economic downturns. We have been profitable every year for the past ten years, and we delivered an average return on assets of 3.7% from 2010 to 2014 and a return on total common equity of more than 24% in each of those years.

Reorganization

In July 2013, Santander Consumer USA Inc., an Illinois corporation (“SCUSA Illinois”), formed Santander Consumer USA Holdings Inc., a Delaware corporation (“SCUSA Delaware”), and SCUSA Merger Sub Inc., an Illinois corporation and a wholly owned subsidiary of SCUSA Delaware (“SCUSA Merger Sub”). On January 16, 2014, pursuant to an Agreement and Plan of Merger by and among SCUSA Illinois, SCUSA Delaware and SCUSA Merger Sub, SCUSA Merger Sub merged with and into SCUSA Illinois, with SCUSA Illinois surviving the merger as a wholly owned subsidiary of SCUSA Delaware, the registrant. In the merger, all of the outstanding shares of common stock of SCUSA Illinois were exchanged for shares of SCUSA Delaware common stock on a 2.6665 for 1.00 basis. We refer to these transactions as the “Reorganization.” The Reorganization has not resulted in any change of the business, management, jobs, fiscal year, assets, liabilities, or location of the principal facilities of SCUSA Illinois.

Principal Stockholder and Selling Stockholders

The majority of our common stock is currently held by Santander Holdings USA, Inc. (“SHUSA”), a wholly owned subsidiary of Santander, which we sometimes refer to as our “Principal Stockholder.”

SHUSA is a bank holding company with total assets of more than approximately $118 billion as of December 31, 2014. SHUSA’s primary assets include our common stock and all of the stock of SBNA, whose primary business consists of attracting deposits from its network of over 700 retail branches and originating small business loans, middle market commercial loans, multi-family loans, residential mortgage loans, home equity loans and lines of credit, and vehicle and other consumer loans in the communities served by its branches.

On October 20, 2011, SCUSA Illinois and SHUSA entered into an investment agreement with Auto Finance Holdings, an entity jointly owned by investment funds affiliated with Warburg Pincus LLC, Kohlberg Kravis Roberts & Co. L.P. and Centerbridge Partners, L.P., as well as by DFS Sponsor Investments LLC and our President and Chief Financial Officer. On October 20, 2011, we also entered into an investment agreement with DDFS, LLC (“DDFS”), an entity owned by Thomas G. Dundon, our Chairman and Chief Executive Officer. We sometimes refer to DDFS and SHUSA as the selling stockholders.

On December 31, 2011, SCUSA Illinois completed (i) the sale to Auto Finance Holdings of an aggregate number of 86,496,266 shares of common stock of SCUSA Illinois (on an as-adjusted basis to account for the Reorganization) for an aggregate purchase price of $1.0 billion and (ii) the sale to DDFS of 13,707,059 shares of common stock of SCUSA Illinois (on an as-adjusted basis to account for the Reorganization) for aggregate consideration of $158.2 million, a portion of which was financed under a general line of credit extended by an affiliate of Santander to DDFS. These sales are collectively referred to as the “Equity Transaction.” On January 28, 2014, we completed our IPO of 85,242,042 shares of our common stock on the NYSE. Auto Finance Holdings sold 70,725,821 shares of our common stock in the IPO. On September 7, 2014, Auto Finance Holdings sold 10,047,954 shares of our common stock in a secondary public offering. See “Principal and Selling Stockholders” and the documents referred to herein for more information with respect to our relationship with our Principal Stockholder.

Additional Information

Our principal executive offices are located at 1601 Elm St., Suite #800, Dallas, Texas 75201, and our telephone number is (214) 634-1110. Our Internet address is www.santanderconsumerusa.com. Information on, or accessible through, our website is not part of this prospectus.

THE OFFERING

Common stock offered for resale by the selling stockholder	Up to 245,593,555 shares of common stock

Selling stockholders	SHUSA and DDFS

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Principal and Selling Stockholders” and “Plan of Distribution.”

Voting rights	One vote per share

Dividend policy	We operate in a highly regulated industry and are subject to various U.S. federal and state laws and regulatory authorities. Because SHUSA is our largest and controlling stockholder and a bank holding company, we are subject to certain bank regulations, including oversight by the Office of the Comptroller of the Currency, the Bank of Spain, the Consumer Financial Protection Bureau (“CFPB”) and the Federal Reserve. These regulators have the ability to limit certain of our activities, including the timing and amount of dividends and other limitations on our growth. In May 2014, the Federal Reserve informed SHUSA that until the Federal Reserve issues a non-objection to SHUSA’s capital plan, any dividend by us will require prior receipt of a written non-objection from the Federal Reserve. We will not be permitted to pay dividends until such time as SHUSA has submitted to the Federal Reserve a capital plan and either the Federal Reserve issues a non-objection to such plan or the Federal Reserve otherwise issues its written non-objection to the payment of a dividend by us. The payment of any future dividends will also be subject to the discretion of our Board of Directors and our Board of Directors may, at any time, modify or revoke our dividend policy on our common stock.

NYSE ticker symbol	“SC”

Risk factors	Please read the section entitled “Risk Factors” beginning on page 5 for a discussion of some of the factors you should consider before buying our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as all of the other information contained in this prospectus and the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our consolidated financial statements, and the related notes thereto, before deciding to invest in our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flow. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Common Stock

The market price of our common stock could decline due to the large number of outstanding shares of our common stock eligible for future sale.

Sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the sale of our common stock by our officers and directors or our Principal Stockholder in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline. All of the shares of common stock sold by the selling stockholders pursuant to this prospectus will be freely transferrable without restriction or further registration. We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions and investments or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of ordinary shares or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our shareholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.

In addition, except to the extent otherwise set forth in a prospectus supplement, in any underwritten offering, we and certain of our officers, our directors, our Principal Stockholder or DDFS LLC may agree with the underwriter(s) not to dispose of or hedge any of their shares of our common stock or securities convertible into or exchangeable for shares of our common stock for a period of time to be agreed upon after the date of the applicable prospectus supplement without the prior written consent of the lead managing underwriter(s), subject to certain exceptions.

The market price of our common stock may be volatile, which could cause the value of an investment in our common stock to decline.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:

•	general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in or failure to meet publicly disclosed expectations as to our future financial performance or ability to pay dividends;

•	downgrades in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	changes in market valuations or earnings of similar companies;

•	any future sales of our common stock or other securities; and

•	additions or departures of key personnel.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. For example, we are currently operating in, and have benefited from, a protracted period of historically low interest rates that will not be sustained indefinitely, and future fluctuations in interest rates could cause an increase in volatility of the market price of our common stock. These types of broad market fluctuations may adversely affect the trading price of our common stock. Any similar potential future securities class action litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business or results of operations.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have anti-takeover effects, which could limit the price investors might be willing to pay in the future for our common stock. In addition, Delaware law may inhibit takeovers of us and could limit our ability to engage in certain strategic transactions our board of directors believes would be in the best interests of stockholders.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage unsolicited takeover proposals that stockholders might consider to be in their best interests. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	fix the number of directors and provide that the number of directors may only be changed by an amendment to our bylaws;

•	limit the ability of our stockholders to nominate candidates for election to our board of directors;

•	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

•	limit the ability of stockholders to call special meetings of stockholders or to act by written consent in lieu of a meeting; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that may be acted on by stockholders at stockholder meetings.

The foregoing factors, as well as the significant common stock ownership by our Principal Stockholder, could impede a merger, takeover, or other business combination or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock. See “Description of Capital Stock.”

In addition, Section 203 of the Delaware General Corporation Law (the “DGCL”), generally affects the ability of an “interested stockholder” to engage in certain business combinations, including mergers, consolidations, or acquisitions of additional shares, for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. We elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that each of SHUSA and its successors and affiliates and certain of its direct transferees are not deemed to be “ interested stockholders,” and, accordingly are not subject to such restrictions, as long as it and its affiliates own at least 10% of our outstanding shares of common stock.

Our common stock is and will be subordinate to all of our existing and future indebtedness and any preferred stock, and effectively subordinated to all indebtedness and preferred equity claims against our subsidiaries.

Shares of our common stock are common equity interests in us and, as such, will rank junior to all of our existing and future indebtedness and other liabilities. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of holders of any classes or series of preferred stock that our board of directors may designate and issue without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors and preferred stockholders.

Our Principal Stockholder has significant influence over us, including control over decisions that require the approval of stockholders, which could limit your ability to influence the outcome of key transactions, including a change of control.

As set forth under “Principal and Selling Stockholders,” our Principal Stockholder owns approximately 60.5% of our common stock, and accordingly has significant influence over us, including and pursuant to the terms of the Shareholders Agreement among SCUSA, SHUSA, Auto Finance Holdings, DDFS LLC and Mr. Dundon that was entered into in connection with our IPO. Pursuant to the Shareholders Agreement, the Principal Stockholder has the right to nominate a majority of our directors, provided certain minimum share ownership thresholds are maintained. Through our board of directors, our Principal Stockholder controls our policies and operations, including, among other things, the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence of debt by us, and the entering into of extraordinary transactions.

In addition, the Shareholders Agreement provides the directors nominated by our Principal Stockholder with approval rights over certain specific actions taken by SCUSA, provided certain minimum share ownership thresholds are maintained. These material actions include changes in material accounting policies, changes in material tax policies or positions and changes in our principal line of business. Additionally, our Principal Stockholder may elect not to permit us to undertake certain actions or activities if our Principal Stockholder were to determine that such actions or activities could or would be viewed negatively by the Federal Reserve or other regulators. See “Description of Capital Stock.”

We are a “controlled company” within the meaning of the NYSE rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Principal Stockholder owns a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of the board of directors be composed of independent directors;

•	the requirement that our nominating and corporate governance committee consist entirely of independent directors; and

•	the requirement that our compensation committee be composed of entirely of independent directors.

We utilize these exemptions. As a result, we do not have a majority of independent directors on our Board. Additionally, our compensation and nominating and corporate governance committees are not composed entirely of independent directors. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sales of shares of our common stock offered by it pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of common stock. If the selling stockholders use underwriters, the selling stockholders will bear any underwriting commissions and discounts attributable to its sale of our common stock and we will bear the remaining expenses. See “Principal and Selling Stockholders” and “Plan of Distribution.”

PRINCIPAL AND SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders named below to sell or otherwise dispose of, from time to time, up to an aggregate of 245,593,555 shares of our common stock. The following table sets forth the principal stockholders of the Company (each person or group of affiliated persons who is known to be the beneficial owner of more than 5% of our common stock) and the selling stockholders and the number of and percentage of shares of common stock owned by each such stockholder, in each case as of February 24, 2015.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders on or before that date. We have not independently verified this information. Information about the selling stockholders may change over time. The term “selling stockholders” includes the selling stockholders listed below and their respective pledgees, assignees, transferees, donees and successors-in-interest. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling stockholders to identify any pledgees, assignees, transferees, donees and successors-in-interest of our common stock. The registration of the common stock does not necessarily mean that the selling stockholders will sell all or any of the common stock they own. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

The following table sets forth information regarding (1) the beneficial ownership of our common stock and the number of shares that each selling stockholder may offer and (2) the number of shares of common stock that each selling stockholder may sell under this prospectus. Because the selling stockholders may offer all or a portion of the shares of common stock it holds under this prospectus, we cannot estimate the amount of common stock that each selling stockholder will hold upon termination of any sale. The information regarding each selling stockholder in the following table is based upon information furnished to us by such selling stockholder. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 349,710,141 shares of common stock outstanding as of February 24, 2015.

The following table sets forth:

•	the name of each selling stockholder;

•	the number of shares and the percentage of our common stock beneficially owned by each selling stockholder as of February 24, 2015;

•	the maximum number of shares of our common stock that may be offered for the account of each selling stockholder under this prospectus; and

•	the amount and percentage of our common stock that would be owned by each selling stockholder after completion of the offering, assuming a sale of all the shares of common stock that may be offered by this prospectus.

	Shares Owned as of February 24, 2015		Number of Shares that May Be Offered for Resale	Beneficial Ownership Percentage if all Shares Beneficially Owned are Sold
Name of Beneficial Owner(1)	Number	Percentage
Santander Holdings USA, Inc.	210,995,049	60.33%	210,995,049	0.00%
DDFS LLC(2)	34,598,506	9.89%	34,598,506	0.00%

(1)	SHUSA, DDFS LLC and Auto Finance Holdings are parties to the Shareholders Agreement, which provides certain board nomination rights to SHUSA and certain voting obligations in connection with those rights. Due to these board nomination rights and voting obligations, each of SHUSA, DDFS LLC and Auto Finance Holdings may be deemed to beneficially own all shares beneficially owned by each other party which are subject to such voting obligations. The table does not reflect shares which may be deemed to be beneficially owned by DDFS LLC or SHUSA solely by virtue of the Shareholders Agreement.
(2)	A Delaware limited liability company solely owned by our Chairman and Chief Executive Officer, Thomas G. Dundon.

DESCRIPTION OF CAPITAL STOCK

The following descriptions include summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of the amended and restated certificate of incorporation and amended and restated bylaws. This summary is not complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date.

General

Our amended and restated certificate of incorporation authorizes us to issue 1.1 billion shares of common stock, $0.01 par value per share, and 100 million shares of preferred stock, $0.01 par value per share.

Common Stock

Voting Rights

Holders of common stock will be entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock will not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of common stock will be entitled to ratably receive dividends if, as and when declared from time to time by our board of directors at its own discretion out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights

Upon liquidation, dissolution or winding up, the holders of common stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of all liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters

The common stock has no preemptive or conversion rights pursuant to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. There is no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock will be fully paid and non-assessable, and the shares of our common stock offered in one or more offerings pursuant to this prospectus, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our board of directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

Composition of Board of Directors

In accordance with our amended and restated certificate of incorporation and amended and restated bylaws, the number of directors comprising our board of directors is fixed in our amended and restated bylaws and may only be increased or decreased from time to time by an amendment to our amended and restated bylaws. We currently avail ourselves of the “controlled company” exception under NYSE rules, which exempt us from certain requirements, including the requirements that we have a majority of independent directors on our board of directors and that we have compensation and nominating and corporate governance committees composed entirely of independent directors. We are, however, subject to the requirement that we have an audit committee composed entirely of independent members, subject to certain phase-in periods.

Our board of directors currently consists of thirteen directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is elected annually at an annual or special meeting of stockholders, with such election decided by plurality vote, each year, except as provided in the Shareholders Agreement. Each director is to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. At any meeting of our board of directors, except as otherwise required by law or in connection with certain matters subject to our Principal Stockholder’s approval rights, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders (subject to certain approval rights contained in the Shareholders Agreement), shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Vacancies

Vacancies on our board of directors may be filled only by election at an annual meeting or at a special meeting of stockholders called for that purpose, subject to the rights of the Principal Stockholder to designate replacements to fill vacancies created by the departure of directors designated by the Principal Stockholder. However, for so long as SHUSA and Auto Finance Holdings and their respective affiliates beneficially own more than 50% of our voting stock, vacancies on our board of directors may also be filled by a majority of our board of directors, subject to the rights of the Principal Stockholder to designate replacements to fill vacancies created by the departure of directors designated by the Principal Stockholder.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by any officer at the request of a majority of our board of directors, by the chairman of the board of directors or by our Chief Executive Officer. In addition, for so long as SHUSA, DDFS and Auto Finance Holdings and their respective affiliates beneficially own more than 50% of our voting stock, special meeting of stockholders may also be called at the request of the holders of 50% of our voting stock. At such time as SHUSA, DDFS and Auto Finance Holdings and their respective affiliates beneficially own less than or equal to 50% of our voting stock, stockholders will no longer be permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures for Director Nominations

Our amended and restated bylaws provide that stockholders (except stockholders with nomination rights under the Shareholders Agreement) seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the Company, with such notice being served not less than 10 nor more than 60 days before the meeting. Although the amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent. However, for so long as SHUSA, DDFS and Auto Finance Holdings and their respective affiliates beneficially own more than 50% of our voting stock, any action of the stockholders that may be effected at an annual or special meeting of stockholders may also be effected by the written consent of stockholders having at least the minimum number of votes required to take such action at a meeting of stockholders. At such time as SHUSA, DDFS and Auto Finance Holdings and their respective affiliates beneficially own less than or equal to 50% of our voting stock, stockholders will no longer be permitted to act by written consent.

Business Combinations with Interested Stockholders

We currently elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, for a period of three years following the date on which the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in accordance with Section 203. Accordingly, we are not subject to the anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that each of SHUSA and its successors and affiliates and certain of its direct transferees and Auto Finance Holdings and its successors and affiliates and certain of its direct transferees will not be deemed to be “interested stockholders,” and accordingly will not be subject to such restrictions, as long as it and its affiliates own at least 10% of our outstanding shares of common stock.

Limitation on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive directors.

The limitation on liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Renunciation of Certain Corporate Opportunities

Our amended and restated certificate of incorporation provides that none of our Principal Stockholder or any of its affiliates (other than any member of our board of directors who is also an officer of the Company) will be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that could be pursued by the Company, and may pursue for their own account or recommend to any other person any such investment opportunity.

Listing

Our common stock is listed on the NYSE under the symbol “SC.”

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the common stock.

PLAN OF DISTRIBUTION

We are registering shares of our common stock covered by this prospectus to permit the selling stockholders to conduct public secondary sales of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares of common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of shares of common stock will be the purchase price of the shares of common stock less any discounts and commissions, if any. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the shares of common stock covered by this prospectus. The selling stockholders reserve the right to accept and, together with their respective agents, underwriters or broker-dealers, to reject, any proposed purchases of shares of common stock to be made directly or through such agents, underwriters or broker-dealers. If any pledgee, donee, transferee or other successor to the selling stockholders named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successor as a selling stockholder.

The shares of common stock offered by this prospectus may be sold, transferred or otherwise disposed of from time to time:

•	directly by the selling stockholders and their respective successors, which includes their respective donees, pledgees or transferees or its successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Our shares of common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	any other method permitted by applicable law and not prohibited by any agreement such selling stockholder has with us; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the shares of common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of our common stock in the course of hedging their positions;

•	sell our common stock short and deliver the shares of our common stock to close out short positions;

•	loan or pledge our common stock to broker-dealers or other financial institutions that in turn may sell the shares of our common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares of our common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of our common stock by a broker-dealer, financial institution or a selling stockholder would involve the sale of such common stock that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of our common stock, a broker-dealer, financial institution or a selling stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the common stock to close out such short positions, the broker-dealer, financial institution or a selling stockholder may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the applicable selling stockholder(s), the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the applicable selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Our common stock is listed on the NYSE under the symbol “SC.”

There can be no assurance that the selling stockholders will sell any or all of shares of our common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. In addition, any shares of our common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as selling stockholder under this prospectus. The selling stockholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any other person participating in the sale of our common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular shares of our common stock being distributed. This may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We agreed to indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Shareholders Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, in accordance with the Shareholders Agreement.

Underwritten Offerings

The selling stockholders may use one or more underwriters to sell the shares of our common stock covered by this prospectus.

If the selling stockholders use an underwriter or underwriters for any offering, except to the extent otherwise set forth in a prospectus supplement, the selling stockholders will agree in an underwriting agreement among us, the selling stockholders and the underwriter(s), subject to the terms and conditions set forth in the underwriting agreement, to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholders, the number of shares of our common stock set forth in the prospectus supplement for the offering.

Subject to the terms and conditions set forth in the underwriting agreement, except to the extent otherwise set forth in a prospectus supplement, the underwriter(s) will agree to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

In any underwriting agreement, we and the selling stockholders will agree to indemnify the underwriter(s) and we will agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter(s) may be required to make in respect of those liabilities.

Each selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the shares it is offering for resale.

Except to the extent otherwise set forth in a prospectus supplement, the underwriter(s) will be offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the absence of any material adverse change in our business, the receipt by the underwriter(s) of officers’ certificates and certain certificates, letters and opinions from our local and international counsel and our independent auditors. The underwriter(s) will reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter(s) may offer our common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriter(s) may propose initially to offer our common stock to the public at a fixed public offering price set forth on the cover page of the prospectus supplement. If all shares of our common stock for the offering are not sold at the public offering price, the underwriter(s) may change the offering price and may offer shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Except to the extent otherwise set forth in a prospectus supplement, in any underwritten offering, we and our officers, directors and the selling stockholders, will agree with the underwriter(s) not to dispose of or hedge any of their shares of our common stock or securities convertible into or exchangeable for shares of our common stock for a period of time to be agreed upon after the date of the applicable prospectus supplement without the prior written consent of the lead managing underwriter, subject to certain exceptions.

In any underwritten offering, until the distribution of the shares is completed, SEC rules may limit underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter(s) may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price. Such stabilization transactions may occur at any time prior to the completion of the offering.

In connection with an underwritten offering, the underwriter(s) may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter(s) of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made when the underwriter(s) have been granted a purchase option in an amount not greater than the number of shares subject to the purchase option. The underwriter(s) may close out any covered short position by either exercising their purchase option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the purchase option. “Naked” short sales are sales in excess of the number subject to the purchase option, if any. The underwriter(s) must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter(s) are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter(s) in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter(s) may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

We do not make, and no underwriter will make, any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we do not make, and no underwriter will make, any representation that the underwriter(s) will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with an underwritten offering, certain of the underwriter(s) or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter(s) may facilitate Internet distribution for the offering to certain of their Internet subscription customers. The underwriter(s) may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus will be available on the Internet website maintained by the underwriter(s). Other than the prospectus in electronic format, any information on an underwriter’s website will not be part of this prospectus.

The underwriter(s) and their affiliates may have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory, and other commercial dealings in the ordinary course of business with us or our affiliates. They may have received, or may in the future receive, customary fees and commissions for these transactions.

Any underwriter(s) may enter into derivative transactions in connection with our common stock, acting at the order and for the account of their clients. The underwriter(s) may also purchase some shares of our common stock offered hereby to hedge their risk exposure in connection with these transactions. Such transactions may have an effect on demand, price or offer terms of the offering without, however, creating an artificial demand during the offering.

In addition, in the ordinary course of their business activities, any underwriter(s) and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If an underwriter or its affiliates have a lending relationship with us, they would routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, an underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of a short position in our securities including the shares of our common stock offered hereby. Any such short position could adversely affect future trading prices of our common stock. An underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the common stock and other certain legal matters will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

245,593,555 Shares

Santander Consumer USA Holdings Inc.

Common Stock

Prospectus

March 2, 2015

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered.

SEC registration fee	$641,391
Printing fees and expenses	37,850
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Total	$749,241

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Notwithstanding the preceding sentence, except as otherwise provided in the by-laws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the Board of Directors.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statements Schedules.

(a)	Exhibits: The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

(b)	Financial Statement Schedules: None.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 2, 2015.

Santander Consumer USA Holdings Inc. (Registrant)

By:	/s/ Thomas G. Dundon
	Name:	Thomas G. Dundon
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas G. Dundon and Jason Kulas, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas G. Dundon Thomas G. Dundon	Chairman and Chief Executive Officer (Principal Executive Officer)	March 2, 2015

/s/ Jason A. Kulas Jason A. Kulas	President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2015

/s/ Roman Blanco Roman Blanco	Director	March 2, 2015

/s/ John H. Corston John H. Corston	Director	March 2, 2015

/s/ Stephen A. Ferriss Stephen A. Ferriss	Director	March 2, 2015

Signature	Title	Date

/s/ William P. Hendry William P. Hendry	Director	March 2, 2015

/s/ Matthew Kabaker Matthew Kabaker	Director	March 2, 2015

/s/ Gonzalo De Las Heras Gonzalo De Las Heras	Director	March 2, 2015

/s/ Tagar Olson Tagar Olson	Director	March 2, 2015

/s/ Gerald P. Plush Gerald P. Plush	Director	March 2, 2015

/s/ Alberto Sánchez Alberto Sánchez	Director	March 2, 2015

/s/ Javier San Felix Javier San Felix	Director	March 2, 2015

/s/ Heidi Ueberroth Heidi Ueberroth	Director	March 2, 2015

/s/ Wolfgang Schoellkopf Wolfgang Schoellkopf	Director	March 2, 2015

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

2.1	Agreement and Plan of Merger, dated as of January 15, 2014, by and between Santander Consumer USA Holdings Inc., Santander Consumer USA Inc. and SCUSA Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Santander Consumer USA Holdings Inc.’s Amendment No. 6 to the Registration Statement on Form S-1 filed on January 17, 2014, File No. 333-189807)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on January 7, 2014, File No. 333-189807)

4.2	Form of Shareholders Agreement, by and among Santander Consumer USA Holdings Inc., Santander Holdings USA, Inc., DDFS LLC, Thomas G. Dundon, Sponsor Auto Finance Holdings Series LP and Banco Santander, S.A. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed on January 17, 2014, File No. 333-189807)

4.3	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Eldridge Burns# (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.4	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Matt Fitzgerald# (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.5	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and James Fugitt# (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.6	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Jason Grubb# (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.7	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Rich Morrin# (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.8	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Michelle Whatley# (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.9	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Steve Zemaitis# (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.10	Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc. and Jason Kulas# (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1 filed on November 22, 2013, File No. 333-189807)

4.11	Form of Shareholders Agreement between Santander Consumer USA Inc. and Management Equity Plan Participant# (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 filed on December 31, 2013, File No. 333-189807)

4.12	Santander Consumer USA Holdings Inc. has certain debt obligations outstanding. None of the instruments evidencing such debt authorizes an amount of securities in excess of 10% of the total assets of Santander Holdings USA, Inc. and its subsidiaries on a consolidated basis. Santander Consumer USA Holdings Inc. agrees to furnish copies to the SEC on request.

Exhibit Number	Description

4.13	Form of Amendment No. 1 to Shareholders Agreement, dated as of December 31, 2011, between Santander Consumer USA Inc., Santander Consumer USA Holdings Inc. and Management Equity Plan Participant# (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-1 filed on January 17, 2014, File No. 333-189807)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

*	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
#	Indicates management contract or compensatory plan or arrangement.